EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the use in the pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and in the Amendment No. 1 to the Application for Conversion on Form AC filed with the Office of Thrift Supervision of our report dated January 30, 2006, except for Note 18, as to which the date is February 9, 2006 on the consolidated balance sheets of Monadnock Community Bancorp, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity accounts and cash flows for the years then ended.
     We also consent to the reference to our firm under the heading “Experts” in the Prospectus that is part of the Registration Statement and the Application for Conversion.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
April 28, 2006
83 PINE STREET • WEST PEABODY, MASSACHUSETTS 01960-3635 • TELEPHONE (978)535-0206 • FACSIMILE (978) 535-9908
smc@shatswell.com            www.shatswall.com